Exhibit 99.1

Jeff Hansen

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports First Quarter 2014 Financial Results

ORLANDO, Fla. – April 29, 2014 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported first quarter 2014 financial results.

Highlights for the first quarter of 2014 include:

•	Adjusted EBITDA totaled $40 million, an increase of $1 million year-over-year.

•	Company adjusted development margin was 19.8 percent and North America adjusted development margin was 22.0 percent, an increase of 210 and 320 basis points, respectively, year-over-year.

•	North America volume per guest (VPG) increased 6.5 percent year-over-year to $3,477.

•	Adjusted fully diluted earnings per share (EPS) were $0.56 compared to $0.54 in the first quarter of 2013.

•

In the first quarter of 2014, the company repurchased 734,141 shares of its common stock under its share repurchase program for approximately $37 million. Through April 28, 2014, the company has repurchased a total of nearly 1.5 million shares for a total of $75 million since the launch of the program in the fourth quarter of 2013.

First quarter 2014 net income totaled $19 million, or $0.54 per diluted share, compared to net income of $19 million, or $0.51 per diluted share, in the first quarter of 2013. Company development margin increased to 18.5 percent in the first quarter of 2014 from 15.8 percent in the first quarter of 2013; North America development margin for the first quarter increased to 20.7 percent from 17.3 percent last year.

First quarter 2014 adjusted net income totaled $20 million, a $1 million increase compared to the first quarter of 2013. First quarter 2014 adjusted net income reflects the exclusion of a $2 million charge in connection with the company’s interest in an equity method investment in a joint venture project in its North America segment, $1 million of organizational and separation related costs and $1 million related to a gain from the sale of a golf course and adjacent undeveloped land. First quarter 2013 adjusted net income reflects the exclusion of $1 million of organizational and separation related costs, $1 million of severance in the company’s Europe segment, $1 million for a litigation settlement accrual reversal and $1 million related to the impact of extended rescission periods in the company’s Europe segment. In addition, adjusted development margin for both periods is adjusted for the impact of revenue reportability.

Non-GAAP financial measures, such as adjusted EBITDA, adjusted net income, adjusted earnings per share, and adjusted development margin, are reconciled in the Press Release Schedules that follow. Adjustments are shown and described in further detail on schedules A-1 through A-13. The company now

Marriott Vacations Worldwide Reports First Quarter 2014 Financial Results / 2

reports consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as used in this release is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted, presented prior to the third quarter of 2013.

“With another quarter of improving development margins and strong VPG growth, 2014 is off to a solid start,” said Stephen P. Weisz, president and chief executive officer. “In our North America segment, adjusted development margin improved to 22 percent, and total company adjusted development margin improved to 19.8 percent. Given our first quarter performance and our expectations for the balance of the year, we are reaffirming our adjusted EBITDA guidance for 2014.”

First Quarter 2014 Results

Total company contract sales were $162 million, a $6 million increase from $156 million in the first quarter of 2013, driven mainly by $5 million of higher contract sales in the company’s Europe segment, and $3 million of higher contract sales in the company’s North America segment, offset by $2 million of lower contract sales in the company’s Asia Pacific segment.

Development margin was $27 million, a $4 million increase from the first quarter of 2013. Development margin percentage increased 2.7 percentage points to 18.5 percent in the first quarter of 2014 from 15.8 percent in the first quarter of 2013. Adjusted development margin was $30 million, a $5 million increase from the first quarter of 2013. Adjusted development margin percentage increased 2.1 percentage points to 19.8 percent in the first quarter of 2014 from 17.7 percent in the first quarter of 2013. The adjustments are illustrated on schedule A-6.

Rental revenues totaled $64 million, a $1 million increase from the first quarter of 2013. These results reflect a 2 percent increase in transient keys rented as well as a 1 percent increase in average transient rate. Rental revenues, net of expenses, were $7 million, flat to the first quarter of 2013.

Resort management and other services revenues totaled $60 million, a $1 million increase from the first quarter of 2013. Resort management and other services revenues, net of expenses were $18 million, a $2 million increase over the first quarter of 2013.

Adjusted EBITDA was $40 million in the first quarter of 2014, a $1 million increase from $39 million in the first quarter of 2013.

Segment Results

North America

VPG increased 6.5 percent to $3,477 in the first quarter of 2014 from $3,266 in the first quarter of 2013, driven by higher pricing and improved closing efficiency. Total North America contract sales were $146 million in the first quarter of 2014, an increase of $3 million over the prior year period. Contract sales in the quarter included $6 million of residential sales, $6 million higher than the prior year period.

First quarter 2014 North America segment financial results increased 2 percent, or $2 million, to $80 million. The increase was primarily driven by $5 million of higher development margin, $2 million of higher resort management and other services revenues net of expenses, and $1 million of higher rental

Marriott Vacations Worldwide Reports First Quarter 2014 Financial Results / 3

revenues net of expenses. These increases were partially offset by $2 million of lower financing revenues, a $2 million charge in connection with the company’s interest in an equity method investment in a joint venture project in its North America segment and $1 million of higher royalty fees. First quarter 2013 also benefitted from a $1 million litigation settlement accrual reversal.

Development margin was $27 million, a $5 million increase from the first quarter of 2013. Development margin percentage increased to 20.7 percent in the first quarter of 2014 as compared to 17.3 percent in the prior year quarter. Excluding the impact of revenue reportability, adjusted development margin was $30 million, a $5 million increase from the prior year quarter. Adjusted development margin percentage increased to 22.0 percent in the first quarter of 2014 from 18.8 percent in the first quarter of 2013. The impact of revenue reportability is illustrated on schedule A-7.

Asia Pacific

Asia Pacific contract sales declined $2 million to $7 million in the first quarter of 2014. Segment financial results were $1 million, $2 million lower than the first quarter of 2013.

Europe

First quarter 2014 contract sales improved $5 million to $9 million. Segment financial results were $1 million, in line with the first quarter of 2013.

Organizational and Separation Plan

During the first quarter of 2014, the company incurred $1 million of costs in connection with its continued organizational and separation related efforts. Remaining spending for these efforts of approximately $5 million to $7 million is expected to be incurred by the end of 2014.

These costs primarily relate to establishing the company’s own information technology systems and services, independent accounts payable functions and the reorganization of existing human resources and information technology organizations to support the company’s stand-alone public company needs. Once completed, these efforts are expected to generate approximately $15 million to $20 million of annualized savings, of which approximately $11 million has been realized cumulatively to date, including $1 million reflected in the company’s 2014 financial results.

Share Repurchase Program

During the first quarter of 2014, the company repurchased 734,141 shares of its common stock at an average price of $50.97 per share for a total repurchase amount of approximately $37 million. Through April 28, 2014, the company has repurchased a total of nearly 1.5 million shares for a total purchase amount of $75 million since the launch of the program on October 20, 2013.

Balance Sheet and Liquidity

On March 28, 2014, cash and cash equivalents totaled $159 million. Since the end of 2013, real estate inventory balances declined $20 million to $844 million, including $379 million of finished goods, $124 million of work-in-process and $341 million of land and infrastructure. The company had $597 million in debt outstanding at the end of the first quarter of 2014, a decrease of $81 million from year-end 2013,

Marriott Vacations Worldwide Reports First Quarter 2014 Financial Results / 4

including $593 million in non-recourse securitized notes. In addition, $40 million of mandatorily redeemable preferred stock of a subsidiary of the company was outstanding at the end of the first quarter of 2014.

As of March 28, 2014, the company had $197 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and had approximately $145 million of vacation ownership notes receivable eligible for securitization.

Outlook

For the full year 2014, the company is increasing the low end of its adjusted free cash flow guidance and increasing its adjusted fully diluted earnings per share guidance, as reflected in the chart below.

	Current Guidance	Previous Guidance
Adjusted free cash flow	$145 million to $160 million	$135 million to $160 million
Adjusted fully diluted earnings per share	$2.42 to $2.68	$2.41 to $2.67

The company is also reaffirming the following guidance for full year 2014 as previously provided on February 27, 2014:

Adjusted EBITDA	$185 million to $200 million
Adjusted net income	$87 million to $96 million
Adjusted company development margin	20.0 percent to 21.0 percent
Adjusted North America development margin	22.0 percent to 23.0 percent
Company contract sales growth (excluding residential)	5 percent to 8 percent
North America contract sales growth (excluding residential)	4 percent to 7 percent

Schedules A-1 through A-13 reconcile the non-GAAP financial measures set forth above to the following full year 2014 expected GAAP results: reported net income of $83 million to $92 million; reported company development margin of 19.5 percent to 20.5 percent; reported North America development margin of 21.8 percent to 22.8 percent; and net cash provided by operating activities of $175 million to $185 million.

First Quarter 2014 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EDT today to discuss these results. Participants may access the call by dialing (877) 941-6010 or (480) 629-9643 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4679876. The webcast will also be available on the company’s website.

###

Marriott Vacations Worldwide Reports First Quarter 2014 Financial Results / 5

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company. In late 2011, Marriott Vacations Worldwide was established as an independent, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and approximately 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, organizational and separation related efforts, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of March 28, 2014 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 1, 2014

TABLE OF CONTENTS

Consolidated Statements of Operations - 12 Weeks Ended March 28, 2014 and March 22, 2013	A-1
North America Segment Financial Results - 12 Weeks Ended March 28, 2014 and March 22, 2013	A-2
Asia Pacific Segment Financial Results - 12 Weeks Ended March 28, 2014 and March 22, 2013	A-3
Europe Segment Financial Results - 12 Weeks Ended March 28, 2014 and March 22, 2013	A-4
Corporate and Other Financial Results - 12 Weeks Ended March 28, 2014 and March 22, 2013	A-5

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended March 28, 2014 and March 22, 2013

A-6

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 12 Weeks Ended March 28, 2014 and March 22, 2013

A-7
EBITDA and Adjusted EBITDA - 12 Weeks Ended March 28, 2014 and March 22, 2013	A-8
Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin - 2014 Outlook	A-9
2014 Adjusted Free Cash Flow Outlook	A-10
2014 Normalized Adjusted Free Cash Flow Outlook	A-11
Non-GAAP Financial Measures	A-12
Interim Consolidated Balance Sheets	A-14
Interim Consolidated Statements of Cash Flows	A-15

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

12 Weeks Ended March 28, 2014 and March 22, 2013

(In millions, except per share amounts)

	As Reported 12 Weeks Ended March 28, 2014	Certain Charges	As Adjusted 12 Weeks Ended March 28, 2014 **	As Reported 12 Weeks Ended March 22, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended March 22, 2013 **
Revenues
Sale of vacation ownership products	$145	$—	$145	$141	$—	$(1)	$140
Resort management and other services	60	—	60	59	—	—	59
Financing	31	—	31	33	—	—	33
Rental	64	—	64	63	—	—	63
Other	2	—	2	3	—	—	3
Cost reimbursements	100	—	100	91	—	—	91

Total revenues	402	—	402	390	—	(1)	389

Expenses
Cost of vacation ownership products	47	—	47	44	—	—	44
Marketing and sales	71	—	71	74	(1)	—	73
Resort management and other services	42	—	42	43	—	—	43
Financing	5	—	5	5	—	—	5
Rental	57	—	57	56	—	—	56
Other	2	—	2	3	—	—	3
General and administrative	22	—	22	21	—	—	21
Organizational and separation related	1	(1)	—	1	(1)	—	—
Litigation settlement	—	—	—	(1)	1	—	—
Consumer financing interest	7	—	7	8	—	—	8
Royalty fee	13	—	13	13	—	—	13
Cost reimbursements	100	—	100	91	—	—	91

Total expenses	367	(1)	366	358	(1)	—	357

Gains and other income	1	(1)	—	1	—	—	1
Interest expense	(2)	—	(2)	(3)	—	—	(3)
Impairment charge on equity investment	(2)	2	—	—	—	—	—

Income before income taxes	32	2	34	30	1	(1)	30
Provision for income taxes	(13)	(1)	(14)	(11)	—	—	(11)

Net income	$19	$1	$20	$19	$1	$(1)	$19

Earnings per share - Basic	$0.55		$0.58	$0.53			$0.56

Earnings per share - Diluted	$0.54		$0.56	$0.51			$0.54

Basic Shares	34.9		34.9	35.2			35.2
Diluted Shares	35.9		35.9	36.6			36.6

	As Reported 12 Weeks Ended March 28, 2014			As Reported 12 Weeks Ended March 22, 2013
Contract Sales
Vacation ownership	156			156
Residential products	6			—

Total contract sales	$162			$156

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	We have restated 2013 first quarter Sale of vacation ownership products revenue, Income before income taxes, Net income, Earnings per share - Basic, and Earnings per share - Diluted to correct prior period misstatements. Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars. We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

12 Weeks Ended March 28, 2014 and March 22, 2013

($ in millions)

	As Reported 12 Weeks Ended March 28, 2014	Certain Charges	As Adjusted 12 Weeks Ended March 28, 2014 **	As Reported 12 Weeks Ended March 22, 2013	Certain Charges	As Adjusted 12 Weeks Ended March 22, 2013 **
Revenues
Sale of vacation ownership products	$131	$—	$131	$126	$—	$126
Resort management and other services	54	—	54	53	—	53
Financing	29	—	29	31	—	31
Rental	60	—	60	59	—	59
Other	2	—	2	3	—	3
Cost reimbursements	90	—	90	81	—	81

Total revenues	366	—	366	353	—	353

Expenses
Cost of vacation ownership products	42	—	42	40	—	40
Marketing and sales	62	—	62	64	—	64
Resort management and other services	36	—	36	37	—	37
Rental	51	—	51	51	—	51
Other	2	—	2	3	—	3
Litigation settlement	—	—	—	(1)	1	—
Royalty fee	2	—	2	1	—	1
Cost reimbursements	90	—	90	81	—	81

Total expenses	285	—	285	276	1	277

Gains and other income	1	(1)	—	1	—	1
Impairment charge on equity investment	(2)	2	—	—	—	—

Segment financial results	$80	$1	$81	$78	$(1)	$77

	As Reported 12 Weeks Ended March 28, 2014			As Reported As Reported March 22, 2013
Contract Sales
Vacation ownership	140			143
Residential products	6			—

Total contract sales	$146			$143

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We now report in Resort management and other services certain external exchange company results previously included in Other and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

12 Weeks Ended March 28, 2014 and March 22, 2013

($ in millions)

	As Reported 12 Weeks Ended March 28, 2014	Certain Charges	As Adjusted 12 Weeks Ended March 28, 2014 **	As Reported 12 Weeks Ended March 22, 2013	Certain Charges	As Adjusted 12 Weeks Ended March 22, 2013 **
Revenues
Sale of vacation ownership products	$6	$—	$6	$8	$—	$8
Resort management and other services	1	—	1	1	—	1
Financing	1	—	1	1	—	1
Rental	2	—	2	2	—	2
Cost reimbursements	3	—	3	3	—	3

Total revenues	13	—	13	15	—	15

Expenses
Cost of vacation ownership products	1	—	1	2	—	2
Marketing and sales	4	—	4	4	—	4
Resort management and other services	1	—	1	1	—	1
Rental	3	—	3	2	—	2
Cost reimbursements	3	—	3	3	—	3

Total expenses	12	—	12	12	—	12

Segment financial results	$1	$—	$1	$3	$—	$3

	As Reported 12 Weeks Ended March 28, 2014			As Reported 12 Weeks Ended March 22, 2013
Contract Sales	$7			$9

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

12 Weeks Ended March 28, 2014 and March 22, 2013

($ in millions)

	As Reported 12 Weeks Ended March 28, 2014	Certain Charges	As Adjusted 12 Weeks Ended March 28, 2014 **	As Reported 12 Weeks Ended March 22, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended March 22, 2013 **
Revenues
Sale of vacation ownership products	$8	$—	$8	$7	$—	$(1)	$6
Resort management and other services	5	—	5	5	—	—	5
Financing	1	—	1	1	—	—	1
Rental	2	—	2	2	—	—	2
Cost reimbursements	7	—	7	7	—	—	7

Total revenues	23	—	23	22	—	(1)	21

Expenses
Cost of vacation ownership products[1]	2	—	2	—	—	—	—
Marketing and sales	5	—	5	6	(1)	—	5
Resort management and other services	5	—	5	5	—	—	5
Rental	3	—	3	3	—	—	3
Cost reimbursements	7	—	7	7	—	—	7

Total expenses	22	—	22	21	(1)	—	20

Segment financial results	$1	$—	$1	$1	$1	$(1)	$1

	As Reported 12 Weeks Ended March 28, 2014			As Reported 12 Weeks Ended March 22, 2013
Contract Sales	$9			$4

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]

Cost of vacation ownership products is less than $1 million in the 12 weeks ended March 22, 2013 as a result of a favorable product cost true-up and a favorable resolution of a tax (non-income) matter.

NOTE: We have restated 2013 first quarter Sale of vacation ownership products revenue and Segment financial results to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

12 Weeks Ended March 28, 2014 and March 22, 2013

($ in millions)

	As Reported 12 Weeks Ended March 28, 2014	Certain Charges	As Adjusted 12 Weeks Ended March 28, 2014 **	As Reported 12 Weeks Ended March 22, 2013	Certain Charges	As Adjusted 12 Weeks Ended March 22, 2013 **
Expenses
Cost of vacation ownership products	$2	$—	$2	$2	$—	$2
Financing	5	—	5	5	—	5
General and administrative	22	—	22	21	—	21
Organizational and separation related	1	(1)	—	1	(1)	—
Consumer Financing Interest	7	—	7	8	—	8
Royalty fee	11	—	11	12	—	12

Total expenses	$48	$(1)	$47	$49	$(1)	$48

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other captures information not specifically identifiable to any individual segment including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, consumer financing interest expense and the fixed royalty fee payable under the license agreements with Marriott International, Inc.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	March 28, 2014	March 22, 2013
Contract sales
Vacation ownership	$156	$156
Residential products	6	—

Total contract sales	162	156

Revenue recognition adjustments:
Reportability [1]	(4)	(3)
Europe rescission adjustment[2]	—	1
Sales Reserve[3]	(8)	(9)
Other[4]	(5)	(4)

Sale of vacation ownership products	$145	$141

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-12 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended March 28, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended March 28, 2014 **	As Reported 12 Weeks Ended March 22, 2013	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended March 22, 2013**
Sale of vacation ownership products	$145	$—	4	$149	$141	$—	$(1)	$3	$143
Less:
Cost of vacation ownership products	47	—	1	48	44	—	—	1	45
Marketing and sales	71	—	—	71	74	(1)	—	—	73

Development margin	$27	$—	$3	$30	$23	$1	$(1)	$2	$25

Development margin percentage[1]	18.5%			19.8%	15.8%				17.7%

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have restated 2013 first quarter Sale of vacation ownership products, Development margin and Development margin percentage to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

($ in millions)

	12 Weeks Ended
	March 28, 2014	March 22, 2013
Contract sales
Vacation ownership	$140	$143
Residential products	6	—

Total contract sales	146	143

Revenue recognition adjustments:
Reportability [1]	(4)	(5)
Sales Reserve [2]	(6)	(8)
Other [3]	(5)	(4)

Sale of vacation ownership products	$131	$126

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 12 Weeks Ended March 28, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended March 28, 2014 **	As Reported 12 Weeks Ended March 22, 2013	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 12 Weeks Ended March 22, 2013 **
Sale of vacation ownership products	$131	$—	$4	$135	$126	$—	$5	$131
Less:
Cost of vacation ownership products	42	—	1	43	40	—	2	42
Marketing and sales	62	—	—	62	64	—	—	64

Development margin	$27	$—	$3	$30	$22	$—	$3	$25

Development margin percentage[1]	20.7%			22.0%	17.3%			18.8%

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

12 Weeks Ended March 28, 2014 and March 22, 2013

($ in millions)

	As Reported 12 Weeks Ended March 28, 2014	Certain Charges	As Adjusted 12 Weeks Ended March 28, 2014 **	As Reported 12 Weeks Ended March 22, 2013	Certain Charges	Europe Rescission Adjustment	As Adjusted 12 Weeks Ended March 22, 2013 **
Net income	$19	$1	$20	$19	$1	$(1)	$19
Interest expense [1]	2	—	2	3	—	—	3
Tax provision	13	1	14	11	—	—	11
Depreciation and amortization	4	—	4	6	—	—	6

EBITDA **	$38	$2	$40	$39	$1	$(1)	$39

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]	Interest expense excludes consumer financing interest expense.

NOTE: We now report consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as presented in these schedules is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted presented prior to the third quarter of 2013. In addition, we have restated 2013 first quarter Net income to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE—DILUTED OUTLOOK

(In millions, except per share amounts)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Net income	$83	$92
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related and other charges[1]	8	8
Gain on disposition [2]	(2)	(2)
Provision for income taxes on adjustments to net income	(2)	(2)

Adjusted net income**	$87	$96

Earnings per share - Diluted [3]	$2.31	$2.57
Adjusted earnings per share - Diluted**, 3	$2.42	$2.68
Diluted shares [3]	35.8	35.8

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]

Organizational and separation related and other charges adjustment includes $5 million for organizational and separation related efforts, $2 million for increased remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment, and $1 million for restructuring / severance costs in our Europe segment.

[2]	Gain on disposition adjustment includes the gain on the sale of a golf course and adjacent undeveloped land in our North America segment.
[3]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through April 25th, 2014.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED EBITDA OUTLOOK

(In millions)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Adjusted net income **	$87	$96
Interest expense[1]	12	12
Tax provision	66	72
Depreciation and amortization	20	20

Adjusted EBITDA**	$185	$200

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Total MVW		North America
	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Development margin[1]	19.5%	20.5%	21.8%	22.8%
Adjustments to reconcile Development margin to Adjusted development margin
Other charges[2]	0.1%	0.1%	0.0%	0.0%
Revenue recognition reportability	0.4%	0.4%	0.2%	0.2%

Adjusted development margin**, 1	20.0%	21.0%	22.0%	23.0%

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.
[2]	Other charges adjustment includes $1 million for restructuring / severance costs in our Europe segment recorded under the “Marketing and sales” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Adjusted net income **	$87	$96
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	72	72
Deferred income taxes / income taxes payable	12	15
Net changes in assets and liabilities:
Notes receivable originations	(277)	(273)
Notes receivable collections	286	288
Inventory	38	42
Liability for Marriott Rewards customer loyalty program	(32)	(32)
Organizational and separation related and other charges	(8)	(8)
Other working capital changes	(3)	(15)

Net cash provided by operating activities	175	185
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(4)	(4)
Other	(28)	(25)
Increase in restricted cash	(3)	(1)
Borrowings from securitization transactions	205	210
Repayment of debt related to securitizations	(212)	(217)

Free cash flow**	133	148
Add:
Organizational and separation related and other charges	12	12

Adjusted free cash flow**	$145	$160

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.
NOTE:	We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments	Normalized
Adjusted net income **	$87	$96	$92	$—	$92
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	72	72	72	—	72
Deferred income taxes / income taxes payable	12	15	13	(3)[2]	10
Net changes in assets and liabilities:
Notes receivable originations	(277)	(273)	(275)	—	(275)
Notes receivable collections	286	288	287	—	287
Inventory	38	42	40	(40)[3]	—
Liability for Marriott Rewards customer loyalty program	(32)	(32)	(32)	32 [4]	—
Organizational and separation related and other charges	(8)	(8)	(8)	8 [5]	—
Other working capital changes	(3)	(15)	(9)	(1)[6]	(10)

Net cash provided by operating activities	175	185	180	(4)	176
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(4)	(4)	(4)	4 [5]	—
Other	(28)	(25)	(27)	9 [7]	(18)
Increase in restricted cash	(3)	(1)	(2)	—	(2)
Borrowings from securitization transactions	205	210	208	—	208
Repayment of debt related to securitizations	(212)	(217)	(215)	—	(215)

Free cash flow**	133	148	140	9	149
Add:
Organizational and separation related and other charges	12	12	12	(12)	—

Adjusted free cash flow**	$145	$160	$152	$(3)	$149

**	Denotes non-GAAP financial measures. Please see schedules A-12 and A-13 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE:	We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, and share-based compensation.
[2]	Represents cash taxes slightly lower than tax provision.
[3]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[4]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[5]

Represents costs associated with organizational and separation related efforts (efforts projected to be completed in 2014), increased remaining costs we expect to incur in connection with our interest in an equity method joint venture project in our North America segment, and restructuring / severance costs in our Europe segment.

[6]	Represents normalized other working capital changes.
[7]	Represents normalized capital expenditures for property and equipment.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the press release schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain charges incurred in the 12 weeks ended March 28, 2014 and March 22, 2013, exclude the gain on the disposition of a golf course and adjacent undeveloped land in the 12 weeks ended March 28, 2014, and exclude adjustments related to the extension of rescission periods in our Europe segment (“Europe Rescission Adjustments”) in the 12 weeks ended March 22, 2013, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Certain Charges—12 weeks ended March 28, 2014. In our Statement of Operations for the 12 weeks ended March 28, 2014, we recorded $3 million of pre-tax charges, which included a $2 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment charge on equity investment” caption and $1 million of organizational and separation related costs recorded under the “Organizational and separation related” caption.

Certain Charges—12 weeks ended March 22, 2013. In our Statement of Operations for the 12 weeks ended March 22, 2013, we recorded $1 million of pre-tax charges, which included $1 million of organizational and separation related costs recorded under the “Organizational and separation related” caption and $1 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, partially offset by a $1 million reversal of a previously recorded litigation settlement related to a project in our North America segment, based upon an agreement to settle the matter for an amount less than our accrual, recorded under the “Litigation settlement” caption.

Gain on the disposition of a golf course and adjacent undeveloped land—12 weeks ended March 28, 2014. In our Statement of Operations for the 12 weeks ended March 28, 2014, we recorded a net $1 million gain associated with the sale of a golf course and adjacent undeveloped land in our North America segment under the “Gains and other income” caption.

Europe Rescission Adjustments—12 weeks ended March 22, 2013. In our Statement of Operations for the 12 weeks ended March 22, 2013, we recorded Europe Rescission Adjustments of $1 million, which included a $1 million pre-tax increase in Sale of vacation ownership products revenues. In the second quarter of 2013, during the course of an internal review of certain sales documentation processes related to the sale of certain vacation ownership interests in properties associated with our Europe segment, we determined that the documentation we provided for certain sales of vacation ownership products was not strictly compliant. As a result, in accordance with applicable European regulation, the period of time during which purchasers of such interests may rescind their purchases was extended. We record revenues from the sale of vacation ownership products once the rescission period has ended. Originally, we recorded revenues from these sales of vacation ownership products based on the rescission periods in effect assuming compliant documentation had been provided to the purchasers, rather than the extended periods. As a result, we recognized revenue in incorrect periods between fiscal years 2010 and 2013 and misstated revenues in our previously filed consolidated financial statements. We provided compliant documentation to purchasers for whom the extended rescission period had not yet expired. As compliant documentation was subsequently provided as part of the corrective actions we took, the extended rescission period for most of the purchases at issue ended during the second quarter of 2013. To better reflect our on-going core operations and allow for period-over-period comparisons, we have excluded the impact associated with the extended rescission periods in our adjusted financial measures.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain charges and Europe Rescission Adjustments as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability, certain charges and Europe Rescission Adjustments to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. Beginning with the third quarter of 2013, we report consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as presented in these schedules is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted presented prior to the third quarter of 2013.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain charges, gains and Europe Rescission Adjustments, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results. We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow presented prior to the fourth quarter of 2013, and adjusted free cash flow presented in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted presented prior to the fourth quarter of 2013.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash charges, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	(Unaudited) March 28, 2014	January 3, 2014
ASSETS
Cash and cash equivalents	$159	$200
Restricted cash (including $27 and $34 from VIEs, respectively)	74	86
Accounts and contracts receivable (including $4 and $5 from VIEs, respectively)	130	109
Vacation ownership notes receivable (including $642 and $719 from VIEs, respectively)	936	970
Inventory	850	870
Property and equipment	229	254
Other	141	143

Total Assets	$2,519	$2,632

LIABILITIES AND EQUITY
Accounts payable	$86	$129
Advance deposits	53	48
Accrued liabilities (including $1 and $1 from VIEs, respectively)	210	185
Deferred revenue	16	19
Payroll and benefits liability	66	82
Liability for Marriott Rewards customer loyalty program	107	114
Deferred compensation liability	38	37
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $593 and $674 from VIEs, respectively)	597	678
Other	57	31
Deferred taxes	61	60

Total Liabilities	1,331	1,423

Preferred stock—$.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock—$.01 par value; 100,000,000 shares authorized; 35,827,949 and 35,637,765 shares issued, respectively	—	—
Treasury stock—at cost; 1,239,164 and 505,023 shares, respectively	(63)	(26)
Additional paid-in capital	1,127	1,130
Accumulated other comprehensive income	23	23
Retained earnings	101	82

Total Equity	1,188	1,209

Total Liabilities and Equity	$2,519	$2,632

The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	12 weeks ended
	March 28, 2014	March 22, 2013
OPERATING ACTIVITIES
Net income	$19	$19
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4	6
Amortization of debt issuance costs	1	1
Provision for loan losses	7	9
Share-based compensation	2	2
Gain on disposal of property and equipment, net	(1)	(1)
Deferred income taxes	(2)	(1)
Impairment charge on equity investment	2	—
Net change in assets and liabilities:
Accounts and contracts receivable	(25)	(11)
Notes receivable originations	(45)	(44)
Notes receivable collections	71	74
Inventory	20	10
Other assets	2	(16)
Accounts payable, advance deposits and accrued liabilities	(9)	(36)
Liability for Marriott Rewards customer loyalty program	(7)	(12)
Deferred revenue	(3)	(10)
Payroll and benefit liabilities	(16)	(15)
Deferred compensation liability	1	(8)
Other liabilities	27	22

Net cash provided by (used in) operating activities	48	(11)

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(1)	(3)
Decrease in restricted cash	12	22
Dispositions	22	3

Net cash provided by investing activities	33	22

FINANCING ACTIVITIES
Borrowings from securitization transactions	—	111
Repayment of debt related to securitization transactions	(81)	(103)
Borrowings on Revolving Corporate Credit Facility	—	25
Repayment of Revolving Corporate Credit Facility	—	(25)
Purchase of treasury stock	(37)	—
Proceeds from stock option exercises	—	1
Payment of withholding taxes on vesting of restricted stock units	(4)	(4)

Net cash (used in) provided by financing activities	(122)	5

Effect of changes in exchange rates on cash and cash equivalents	—	—
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(41)	16
CASH AND CASH EQUIVALENTS, beginning of period	200	103

CASH AND CASH EQUIVALENTS, end of period	$159	$119